Exhibit 99.1

Form of Proxy Card for Consolidated Communications Holdings, Inc.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card
▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A	Proposals —	The Board of Directors recommends a vote FOR Proposal 1, FOR the director candidate nominated by the Board of Directors, FOR Proposal 3, and FOR Proposal 4.

		For	Against	Abstain
1.	Approval of the issuance of Consolidated Communications Holdings, Inc. (“Consolidated”) common stock to SureWest Communications (“SureWest”) shareholders in the First Merger contemplated by the Agreement and Plan of Merger, dated as of February 5, 2012, by and among Consolidated, SureWest, WH Acquisition Corp. and WH Acquisition II Corp.
		☐	☐	☐

		For	Withhold
2.	Election of Director: 01 — Richard A. Lumpkin.	☐	☐

		For	Against	Abstain
3.	Approval of Ernst & Young, LLP, as the independent registered public accounting firm.	☐	☐	☐

		For	Against	Abstain
4.	Approval to adjourn or postpone the annual meeting, if necessary or appropriate, to solicit additional proxies.	☐	☐	☐

B	Authorized Signatures —	This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/	/

▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼
Proxy — CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
121 SOUTH 17TH STREET, MATTOON, IL 61938

Proxy Solicited by Board of Directors for Annual Meeting – June 12, 2012 at 9:00 a.m. Central Time

Steven J. Shirar and Matthew K. Smith, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Consolidated Communications Holdings, Inc. to be held on June 12, 2012 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1, FOR the director candidate nominated by the Board of Directors, FOR Proposal 3, and FOR Proposal 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be voted on reverse side.)